UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): August 18, 2010

 Stericycle, Inc.

  (Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 28161 North Keith Drive

 Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

 (847) 367-5910

(Registrant's telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]

Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[    ]

Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

[    ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Please refer to Item 2.03 of this report.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 18, 2010, we entered into a note purchase agreement (the “note purchase agreement”) with 39 institutional purchasers pursuant to which we will issue and sell to the purchasers $175,000,000 of our new 3.89% seven-year unsecured senior notes (the “Series A notes”) and $225,000,000 of our new 10-year 4.47% unsecured senior notes (the “Series B notes,” and together with the Series A notes, the “notes”).

Closing of the issuance and sale of the notes is subject to the terms and conditions of the note purchase agreement and is anticipated to occur on or about October 15, 2010.

If and when issued, the Series A notes will bear interest at the fixed rate of 3.89% per annum, and the Series B notes will bear interest at the fixed rate of 4.47% per annum. Interest will be payable in arrears semi-annually on April 15 and October 15 beginning on April 15, 2011. The principal of the Series A notes will be payable at the maturity of the notes on October 15, 2017, and the principal of the Series B notes will be payable at the maturity of the notes on October 15, 2020. The notes will be unsecured obligations.

We will apply the proceeds from the sale of the notes to reduce our borrowings under our revolving credit facility and for general corporate purposes.

The notes will contain customary events of default, including our failure to pay any principal, interest or other amount when due, our violation of our affirmative or negative covenants, or a breach of our representations and warranties. Upon the occurrence of an event of default, payment of the notes may be accelerated by the holders of the notes.

A copy of the note purchase agreement (which includes the form of the Series A notes as Exhibit 1(a) and the form of the Series B notes as Exhibit 1(b)) is filed with this report as Exhibit 10.1.

Item 9.01

Financial States and Exhibits

(d)

Exhibits

The following exhibit is filed with this report:

10.1

Note Purchase Agreement dated as of August 18, 2010 entered into by Stericycle, Inc., as issuer and seller, and Metropolitan Life Insurance Company, MetLife Insurance Company of Connecticut, Union Fidelity Life Insurance Company, Allstate Life Insurance Company, Allstate Life Insurance Company of New York, American Heritage Life Insurance Company, New York Life Insurance Company, New York Life Insurance and Annuity Corporation, New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C), Forethought Life Insurance Company, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company, Hartford Fire Insurance Company,

Physicians Life Insurance Company, Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, RiverSource Life Insurance Company, Thrivent Financial for Lutherans, The Lincoln National Life Insurance Company, The Northwestern Mutual Life Insurance Company, Jackson National Life Insurance Company, Allianz Life Insurance Company of North America, MONY Life Insurance Company, AXA Equitable Life Insurance Company, CUNA Mutual Insurance Society, Southern Farm Bureau Life Insurance Company, Phoenix Life Insurance Company, PHL Variable Insurance Company, Modern Woodmen of America, United of Omaha Life Insurance Company, Companion Life Insurance Company, Mutual of Omaha Insurance Company, Woodmen of the World Life Insurance Society, Knights of Columbus, Physicians Insurance A Mutual Company, Seabright Insurance Company and Country Life Insurance Company, as purchasers.

This exhibit omits all or portions of the schedules and exhibits that are listed following the table of contents in the note purchase agreement. We will furnish a copy to the U.S. Securities and Exchange Commission of any omitted schedule or exhibit, or omitted portion, supplemental upon request.

 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 27, 2010	Stericycle, Inc.

By:	/s/ Frank J.M. ten Brink

Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer